UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2017

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road, Cranbury, New Jersey		08512
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		609-495-2495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2017, Innophos Holdings, Inc. (the “Company”) entered into a Change in Control Agreement (the “Agreement”) with Amy Hartzell, the Company’s Senior Vice President, Supply Chain and Purchasing. The Agreement provides that in the event of a non-cause termination which occurs within the twelve month period following (or within the six month period prior to) a change in control of the Company, Ms. Hartzell shall be entitled to receive severance benefits equal to her annual base salary and short-term bonus amounts (at “target” level) for the twelve months following her termination date, payable in monthly installments or a lump sum, as applicable. Ms. Hartzell has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information as well as customary non-competition and non-solicitation restrictions which last for the term of her employment and for the 12 month period following her termination.

The foregoing is a summary of the material terms of the Agreement, which summary is qualified in its entirety by the definitive terms of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description

10.1	Change in Control Agreement, dated June 1, 2017, between Innophos Holdings, Inc. and Amy Hartzell

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

June 6, 2017	By:	/s/ Joshua Horenstein
	Name:	Joshua Horenstein
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Agreement, dated June 1, 2017, between Innophos Holdings, Inc. and Amy Hartzell